Exhibit 99

News Release

Release Date: October 27, 2011	Contact:	Peter J. Rogers, Jr.
Executive Vice President, Investor Relations
443-285-8059 progers@micros.com

MICROS REPORTS FISCAL 2012 FIRST QUARTER RESULTS
RECORD FIRST FISCAL QUARTER REVENUE, NET INCOME AND EPS;
RESULTS EXCEED EXPECTATIONS

Columbia, MD– October 27, 2011—MICROS Systems, Inc. (NASDAQ:MCRS), a leading provider of information technology solutions for the hospitality and retail industries, today announced the results for its fiscal 2012 first quarter ended September 30, 2011.

      FINANCIAL HIGHLIGHTS

-	Revenue for the quarter was $256.6 million, an increase of $23.1 million, or 9.9%, over the same period last year.

-	GAAP net income for the quarter was $37.2 million, an increase of $5.6 million, or 17.8%, over the same period last year.

-	GAAP diluted earnings per share (EPS) for the quarter was $0.45 per share, an increase of $0.06, or 15.4% over the same period last year.

-	Non-GAAP financial results for the quarter, excluding the effect of charges for stock options, are as follows:

-	Non-GAAP net income for the quarter was $39.3 million, an increase of $5.9 million, or 17.7%, over the same period last year.

-	Non-GAAP diluted EPS for the quarter was $0.48 per share an increase of $0.07, or 17.1%, over the same period last year.

The financial results were records for a first fiscal quarter and exceeded consensus expectations.

Tom Giannopoulos, MICROS’s Chairman and CEO, stated: “We are pleased with the start of our 2012 fiscal year, which produced record revenue, net income and EPS for a first fiscal quarter.”

MICROS’s financial guidance for fiscal 2012 remains the same as previously provided in August 2011 with revenue of $1,111,000 and Non-GAAP EPS of $2.09.

MICROS’s stock is traded through NASDAQ under the symbol MCRS.  MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of October 27, 2011.  MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations. For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com.

About MICROS Systems, Inc.
MICROS Systems, Inc. provides enterprise applications for the hospitality and retail industries worldwide. Over 330,000 MICROS systems are currently installed in table and quick service restaurants, hotels, motels, casinos, leisure and entertainment, and retail operations in more than 180 countries, and on all seven continents. In addition, MICROS provides property management systems, central reservation and customer information solutions under the brand MICROS-Fidelio for more than 26,000 hotels worldwide, as well as point-of-sale, loss prevention, and cross-channel functionality through its MICROS-Retail division for more than 100,000 retail stores worldwide. MICROS stock is traded through NASDAQ under the symbol MCRS.

News
Release Date: October 27, 2011	Contact:	Peter J. Rogers, Jr. EVP Investor Relations 443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Three Months Ended
	September 30,
	2011	2010
Revenue:
Hardware	$48,409	$44,266
Software	33,273	27,889
Service	174,876	161,259
Total revenue	256,558	233,414

Cost of sales:
Hardware	30,163	29,955
Software	4,859	5,826
Service	77,083	71,178
Stock option expense	37	35
Total cost of sales	112,142	106,994

Gross margin	144,416	126,420

Selling, general and administrative expenses	72,751	62,191
Research and development expenses	11,026	10,661
Depreciation and amortization	4,236	4,118
Stock option expense	2,968	2,610
Total operating expenses	90,981	79,580

Income from operations	53,435	46,840
Non-operating income (expense):
Interest income, net	1,815	1,056
Change in credit based impairment, net of realized gain on redemption	-	92
Other non-operating (expense) income, net	547	(900)
Total non-operating income, net	2,362	248

Income before taxes	55,797	47,088
Income tax provision	18,414	15,393
Net income	37,383	31,695
Less: Net income attributable to noncontrolling interest	(151)	(78)

Net Income attributable to MICROS Systems, Inc. (GAAP)	$37,232	$31,617

Net Income per diluted common share attributable to MICROS Systems, Inc.	$0.45	$0.39
Weighted-average number of shares outstanding - diluted	82,410	82,023

Reconciliation of GAAP Net Income and EPS attributable to MICROS Systems, Inc. to Non-GAAP Net Income and EPS attributable to MICROS Systems, Inc.
Net Income attributable to MICROS Systems, Inc.	$37,232	$31,617
Add back:
Stock option expense
Selling, general and administrative expenses	2,659	2,484
Research and development expenses	309	126
Cost of sales	37	35
	3,005	2,645
Credit based impairment charge, net of realized gain on redemption	-	(92)
Total add back	3,005	2,553

Subtract tax effect on stock option expense	943	789
Non-GAAP Net Income attributable to MICROS Systems, Inc.	$39,294	$33,381

Non-GAAP Net Income per Diluted Common Share attributable to MICROS Systems, Inc.	$0.48	$0.41

We believe the inclusion of the above non-GAAP measure will be useful to investors because it will enhance the comparability of our current period results to prior periods' results without comparable charges.  We also believe inclusion of this measure will enhance comparability of our results to results of our competitors and to the analysts’ forecasts because the analysts typically forecast excluding the effect of share-based payment charge and above one time charges, the non-GAAP measure.  In addition, our management uses this measure to evaluate our operating performance and compare our results to our competitors.  Management also uses this measure as a metric to measure performance under our executive compensation program.

The Company notes that non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles.  Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures.  They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Among the limitations on the use of the non-GAAP measure are the following:

-	The exclusion of non-GAAP items can have a significant impact on reported GAAP net income and diluted net income per share.
-	Other companies may calculate non-GAAP net income and non-GAAP net income per share differently than MICROS does, limiting the usefulness of those measures for comparative purposes.

News
Release Date: October 27, 2011	Contact:	Peter J. Rogers, Jr. EVP Investor Relations 443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	September 30, 2011	June 30, 2011
ASSETS
Current assets:
Cash and cash equivalents and short-term investments	$735,425	$780,265
Accounts receivable, net	177,074	181,833
Inventory, net	40,451	38,119
Deferred income taxes	19,674	21,036
Prepaid expenses and other current assets	37,926	30,454
Total current assets	1,010,550	1,051,707

Long-term investments	43,482	46,226
Property, plant and equipment, net	28,021	28,145
Deferred income taxes, non-current	21,716	20,798
Goodwill	237,779	242,319
Intangible assets, net	17,361	19,293
Purchased and internally developed software costs, net	18,152	18,710
Other assets	5,941	5,820
Total Assets	$1,383,002	$1,433,018

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$50,081	$54,851
Accrued expenses and other current liabilities	128,160	148,901
Income taxes payable	1,503	7,705
Deferred revenue	151,879	143,238
Total current liabilities	331,623	354,695

Income taxes payable, non-current	35,348	32,309
Deferred income taxes, non-current	6,190	8,261
Other non-current liabilities	15,069	14,502
Total liabilities	388,230	409,767

Commitments and contingencies

Equity:
MICROS Systems, Inc. shareholders’ equity:
Common stock	2,007	2,020
Capital in excess of par	111,779	132,529
Retained earnings	871,071	833,839
Accumulated other comprehensive income	3,631	48,323
Total MICROS Systems, Inc. shareholders’ equity	988,488	1,016,711
Noncontrolling interest	6,284	6,540
Total Equity	994,772	1,023,251

Total Liabilities and Equity	$1,383,002	$1,433,018